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                                                                         EX 23.8

     We hereby consent to the use of our opinion letter to the Board of Directors of The Dreyfus Corporation included as Appendix III to the Prospectus/Joint Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of a subsidiary of Mellon Bank with and into The Dreyfus Corporation and to the references to our firm name under the captions "SUMMARY--Opinions of Financial Advisors," "BACKGROUND OF AND REASONS FOR THE MERGER--Background of the Merger," "--Reasons for the Merger--Dreyfus; Recommendation of Dreyfus Board," and "--Opinions of Dreyfus Financial Advisers--Salomon Brothers Opinions" in such Prospectus/Joint Proxy Statement. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        SALOMON BROTHERS INC

                                        By DAVID W. LEVY

Dated: July 18, 1994